Exhibit 5.1

May 15, 2025

Modular Medical, Inc.

10740 Thornmint Road

San Diego, California 92127

RE:	Registration Statement on Form S-3

Gentlemen:

Ladies and Gentlemen:

We are acting as counsel for Modular Medical, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of the proposed public offering from time to time of up to $75,000,000 of the securities described below. The Registration Statement includes two prospectuses: (i) a base prospectus, covering the offering and sale, from time to time, of up to $75,000,000 in aggregate amount of one or more of the Company’s Securities (as defined below) (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the offer and sale of shares of common stock of the Company, par value $0.001 per share, having an aggregate offering price of up to $7,200,000 (the “Common Stock”) that may be sold pursuant to that certain at the market offering agreement, dated November 22, 2023, by and between the Company and Leerink Partners LLC (such agreement, the “Sales Agreement,” and such shares, the “Placement Shares”). The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Company of:

●	shares of Common Stock of the Company issuable directly (the “Base Prospectus Shares”);

●	shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company issuable directly;

●	debt securities of the Company (the “Debt Securities”);

●	warrants of the Company (the “Warrants”) entitling the holders to purchase shares of Common Stock, shares of Preferred Stock, or other securities of the Company;

●	debt securities of the Company (the “Debt Securities”);

●	units (the “Units”) comprised of any combination of other Securities offered in the Registration Statement; and

●	the Placement Shares (and, together with the Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units, and any Base Prospectus Shares or Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any the foregoing securities, the “Securities”).

The Shares (including the Base Prospectus Shares and the Placement Shares) are to be issued under the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”). Each series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”). The Debt Securities may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus, or any Prospectus Supplement other than as expressly stated herein with respect to the issue of the Securities. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, Governing Documents and the Registration Statement (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and Chapter 78 of the Nevada Revised Statutes (the “NRS”) and, in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have specifically relied upon the certification of an officer of the Company signed on even date herewith. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Securities to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, authorized and unissued under the Certificate, and not otherwise reserved for issuance, except in connection with the issuance of the Securities; (d) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Nevada, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the NRS, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.	With respect to the Base Prospectus Shares, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Base Prospectus Shares, (b) the due execution, registration of issuance and delivery of certificates representing such Base Prospectus Shares against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Base Prospectus Shares will be duly and validly issued, fully paid and nonassessable. The Base Prospectus Shares covered in the opinion in this paragraph include any Shares that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.	With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Nevada Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3.	With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Debt Securities, (b) the due execution, registration of issuance and delivery of the Debt Securities and the applicable Indenture relating to the Debt Securities representing such Debt Securities against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Debt Securities will constitute valid and binding obligations of the Company.

4.	With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) receipt by the Company of the consideration therefor, such Warrants will be valid and binding obligations of the Company. The Warrants covered in the opinion in this paragraph includes any Warrants that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

5.	With respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery of a Unit Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the Securities underlying such Units having been deposited with the applicable unit agent, and (d) receipt by the Company of the consideration therefor such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company. The Units covered in the opinion in this paragraph includes any Units that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

6.	With respect to the Placement Shares, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Placement Shares, (b) the due execution, registration of issuance and delivery of certificates representing such Placement Shares against payment of the purchase price therefor in accordance with the Sales Agreement, and as contemplated by the Sales Agreement Prospectus, and (c) receipt by the Company of the consideration therefor, such Placement Shares will be duly and validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision hereof shall be included in: (a) the Certificate of Designation relating to any series of the Preferred Stock, (b) the Indenture, (c) the Warrant Agreement, (d) the Unit Agreement, (e) the Sales Agreement or (f) any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, when issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Shares or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Base Prospectus and Sales Agreement Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/Lucosky Brookman LLP
Lucosky Brookman LLP

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